Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE

WESTERN DIGITAL ANNOUNCES SECONDARY OFFERING BY HITACHI, LTD.

IRVINE, Calif. — Nov. 5, 2014 — Western Digital® Corp. (NASDAQ: WDC) announced today an underwritten secondary public offering of 5,434,783 shares of its common stock by Hitachi, Ltd. (the “Selling Stockholder”). The Selling Stockholder has also granted the underwriters a 30-day option to purchase up to an additional 815,217 shares.

An aggregate amount of 25 million shares of the company’s common stock were issued to the Selling Stockholder in connection with Western Digital’s acquisition of Viviti Technologies Ltd., formerly known as Hitachi Global Storage Technologies Holdings Pte. Ltd., in March 2012. The Selling Stockholder sold 12,500,000 of these shares on Nov. 6, 2013 in an underwritten offering. Upon completion of this offering, the Selling Stockholder will beneficially own 7,065,217 shares of the company’s common stock (6,250,000 shares if the underwriters exercise in full their option to purchase additional shares).

The company will not receive any of the proceeds from the offering of the shares (including any shares sold pursuant to the underwriters’ option to purchase additional shares). The total number of outstanding shares of the company’s common stock will not change as a result of the offering. No shares are being sold by the company or any of its officers or directors in the offering.

Goldman, Sachs & Co. and BofA Merrill Lynch are acting as lead book-running managers and J.P. Morgan Securities LLC and RBC Capital Markets are acting as joint book-running managers for the offering. The offering of the common stock is being made by means of a prospectus only, copies of which may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, by telephone: (866) 471-2526, or by emailing: prospectus-ny@ny.email.gs.com; from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com; from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204; or from RBC Capital Markets, Attn: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the common stock or any other securities, nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted. Any offer or sale will be made only by means of a prospectus and, to the extent applicable, a free writing prospectus which has or will be filed with the Securities and Exchange Commission (the “SEC”).

The company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the company has filed with the SEC for more complete information about the company and the offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Its HGST and WD® subsidiaries are long-time innovators in the storage industry. Western Digital Corporation is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Our products are marketed under the HGST, WD and G-Technology™ brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the proposed offering of the common stock. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the possibility that the proposed offering of the common stock will not be successfully completed and other risks and uncertainties listed in the company’s filings with the SEC, including the company’s recent Form 10-Q filed with the SEC on Nov. 4, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

###

Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. Other marks may be mentioned herein that belong to other companies.